                                                                Exhibit 99(b)(2)

BEAR
STEARNS
                                                            ====================

Presentation to
Special Committee of the Board
of Directors of Gladiator

December 8, 1999

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Table of Contents

Section

1 Transaction Overview

2 Gladiator Stock Price Performance

3 Gladiator Financial Review

4 Financial Analyses

      A Summary Valuation Analysis

      B Transaction Premium Analysis

      C Comparable Company Analysis

      D Precedent M&A Transactions Analysis

      E Present Value of Hypothetical Future Stock Price Analysis

      F Discounted Cash Flow Analysis

Appendices

      A Treatment of Pension and Other Post-Retirement Benefit Liabilities


--------------------------------------------------------------------------------
CONFIDENTIAL                                                              191092

BEAR
STEARNS
                                                            ====================

Section 1

Transaction Overview

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Key Terms of the Proposed Transaction

================================================================================

Proposed Transaction       o  Two-step Transaction

                              o Joint tender offer by Gladiator and a
                                newly-formed acquisition company formed by
                                Vestar Capital Partners ("Vestar") and its wholly-owned subsidiary (together the "Purchasers") for all issued and outstanding shares of Gladiator common stock

                              o Long-form merger involving Gladiator to follow
                                consummation of the joint tender offer

                           o Purchase Price of $23.00 per share of Gladiator common stock to be paid in cash in the tender offer

                           o At the effective time of the merger, each share of Gladiator common stock not acquired in the joint tender offer will be converted into the right to receive $23.00 per share, except

                              o Certain shares owned by the Gladiator Foundation
                                (the "Foundation"), Jim Gladiator and certain members of Gladiator's senior management and other shareholders affiliated with the Purchasers will be converted into the right to receive shares of common stock of Gladiator

                                - Jim Gladiator and the Foundation collectively
                                  own approximately 1.7 million shares and options (approximately 15.7% of Gladiator's diluted common shares) and are expected to roll-over approximately 60% of their combined shares

                                - The remaining management team members own
                                  approximately 1.6% of Gladiator's diluted common shares and are expected to roll-over 100% of their shares

                              o Certain shares owned by the Foundation will be
                                converted into the right to receive shares of a new series of preferred stock of Gladiator, together with warrants to acquire common stock of Gladiator

Implied Enterprise Value    Approximately $319 million (including assumed net
                            debt and net pension/PRB liabilities totaling
                            $92.2 million)

Transaction Financing      o  The Buyout Group has received a commitment letter
                              from Bankers Trust for a senior credit facility of $250 million, $192.5 million of which can be utilized to fund the Transaction

                              o Subject to a material adverse change in the
                                financing markets or Gladiator's operations

                           o Remaining financing provided by the purchase of or exchange (or roll-over) for common equity and preferred stock by certain shareholders, including Jim Gladiator and the Foundation

Significant Transaction
Conditions                 o  At least two-thirds of Gladiator's outstanding
                              shares must be tendered in the joint tender offer

                           o Receipt of committed financing funds including equity funds contributed by Vestar Capital Partners

                           o Merger approval requires affirmative vote of two-thirds of the outstanding shares

                           o  No material adverse change to Gladiator's
                              operations can occur
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   1

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STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Illustrative Transaction Timing

                                [GRAPHIC OMITTED]

================================================================================
Event                                                      Estimated Timing
-------------------------------------------------         ------------------
Announcement of Transaction                                    December 9
Launch tender offer, file Schedules 13E-3, 13E-4,              December
14D-1 and 14D-9 with the SEC
Initial expiration of tender offer                             January
Merger Proxy Filing                                        January/February
SEC Review                                                     February
Shareholder Vote                                                March
Closing                                                         March
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   2

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Sources and Uses of Funds and Pro Forma Capitalization

Sources and Uses of Funds(1)                                    ($ in millions)
================================================================================

                                     Sources
--------------------------------------------------------------------------------
                                                          $         %
                                                       ------    ------
Cash on Hand                                           $  7.5      2.2%
Revolving Credit Facility(2)                              4.4      1.3
Senior Debt                                             180.0     51.9
Sponsor Equity Contribution                              11.2      3.2
Sponsor PIK Preferred Stock Investment                   42.1     12.1
Option Proceeds                                           7.3      2.1
                                                       ------    ------
          Total Cash Sources                           $252.5     72.8%
Management Exchange into Common Equity                 $ 14.1      4.1%
Management Exchange into PIK Preferred Stock             12.5      3.6
Assumption of Pension/PRB Liabilities                    67.6     19.5
                                                       ------    ------
          Total Non-Cash Sources                       $ 94.2     27.2%
          Total Sources                                $346.7    100.0%
                                                       ======    ======

                                      Uses
--------------------------------------------------------------------------------
                                                         $          %
                                                       ------    ------
Purchase of Common Stock                               $207.9     60.0%
Repayment of Existing Debt                               32.1      9.3
Fees and Expenses                                        12.5      3.6

                                                       ------    ------
          Total Cash Uses                              $252.5     72.8%
Roll-over of Management Holdings(3)                    $ 26.6      7.7%
Assumption of Pension/PRB Liabilities                    67.6     19.5

                                                       ------    ------
          Total Non-Cash Uses                          $ 94.2     27.2%
          Total Uses                                   $346.7    100.0%
                                                       ======    ======
--------------------------------------------------------------------------------

Pro Forma Capitalization (9/30/99)                               ($ in millions)
================================================================================

                                                          $         %
                                                       ------    ------
Total Debt                                             $184.4     79.2%
Net Pension/PRB Liabilities                              67.6     29.0
PIK Preferred Stock                                      54.6     23.4
Common Equity                                           (73.8)   (31.7)
                                                       ------    ------
          Total Equity                                 ($19.2)    (8.2%)
Total Capitalization                                   $232.9    100.0%
                                                       ======    ======
--------------------------------------------------------------------------------

----------
(1)   Based on the Transaction proposal.

(2) $70 million facility for working capital requirements with up to $12.5 million available for the Transaction.

(3) Includes exchange of existing Management's common stock for $14.1 million of new common stock and $12.5 million of new PIK preferred stock with warrants.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   3

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Transaction Valuation Matrix
                                       ($ in millions, except per share amounts)
================================================================================

      Valuation Summary                                 At Current Market(1)     At Transaction
---------------------------------                       --------------------     --------------
Price per Share                                               $ 18.06              $  23.00
Premium to Market                                                                      27.3%

Equity Value                                                  $ 178.0              $ 226.7
Plus: Total Debt                                                 32.1                 32.1
Plus: Net Pension/PRB Liabilities                                67.6                 67.6
Less: Cash and Equivalents                                       (7.5)                (7.5)
                                                              --------             --------
      Enterprise Value                                        $ 270.2              $ 318.9
                                                              ========             ========

Enterprise Value/Revenue      Operating Data(2)(3)
------------------------      --------------------
1999E                                 349.8                       0.77x                0.91x
2000P                                 374.1                       0.72                 0.85

Enterprise Value/EBITDA
-----------------------
1999E                                  51.7                       5.2x                 6.2x
2000P                                  55.9                       4.8                  5.7

Enterprise Value/EBIT
---------------------
1999E                                  29.0                       9.3x                11.0x
2000P                                  31.7                       8.5                 10.0

Equity Value/Net Income
-----------------------
1999E(4)                               15.1                      11.8x                15.0x
2000P                                  16.8                      10.6                 13.5

--------------------------------------------------------------------------------

----------
(1)   As of December 7, 1999.
(2) Source: Management's latest forecast for 1999 and latest estimate for 2000. In addition, per discussions with Management, $10 million in sales and $2 million in EBITDA was moved from 1999 to 2000 due to delays in shipment of new products.
(3) EBITDA and EBIT exclude $3.8 million of pension expense related to the unfunded portion of the Company's pension and post-retirement benefit liabilities.
(4)   Net Income excludes non-recurring charges.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   4

BEAR
STEARNS
                                                            ====================

Section 2

Gladiator Stock Price
Performance

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Stock Price/Volume Graph--Last Five Years

The following graph displays the stock performance of the Company as it relates to significant recent events

December 7, 1994-December 7, 1999
================================================================================

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
A     06/29/95 Announces agreement to acquire Hurth Maschinen & Werkeage Gmbh

B     08/09/95 Names John Perrotti Vice President of Finance and CFO

C     01/25/96 Reports FY 1995 sales up 53% and operating income more than tripled

D     07/24/96 Announces stock buy-back program

E     08/29/96 Announces agreement to acquire Herman Pfauter Group

F     10/16/96 Reports flat 3Q 1996 sales with operating income up 22%

G     08/28/97 Declares a 2-for-1 stock split

H     12/04/97 Completes 1.6 million share follow-on offering of common stock
               (including 1.2 million secondary shares) at $25.25 per share

I     01/25/98 Reports FY 1997 sales up 36% (up 6% excluding Pfauter)

J     07/16/98 Reports 2Q 1998 sales up 73% (up 6% excluding Pfauter)

K       10/98  10/5-Announces stock buy-back program; 10/15-Reports 3Q 1998 sales up 8% (down 13%, excluding Pfauter)

L     04/21/99 Reports 1Q 1999 results that are lower compared to 1Q 1998 due to decline in orders in Europe and the Americas and continued restructuring of its European operations

M     05/04/99 Names David Burns President and COO

N     06/17/99 Warns 2Q 1999 results will fall short of estimates

O     11/03/99 Sells Gladiator-Pfauter Italia S.p.A. unit
--------------------------------------------------------------------------------

----------
Source:  FactSet Research and Bloomberg.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   5

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Relative Stock Price Performance--Latest Twelve Months

Although the Company's stock price has recently underperformed relative to both the S&P Industrial and Small Cap indices, its performance has been generally comparable to a group of peer companies

Gladiator versus Peer Group versus S&P Indices
December 7, 1998-December 7, 1999
================================================================================

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

----------
Source:  FactSet Research.
(1)   Peer Group includes UNA, HDNG, DTII, BNS, GWO, NER, HURC and MZ.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   6

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Relative Stock Price Performance--Last Five Years

Over a longer time horizon, Gladiator has performed more comparably to broader indices and has outperformed its peer group

Gladiator versus Peer Group versus S&P Indices
December 7, 1994-December 7, 1999
================================================================================

                                 [GRAHIC OMITTED]

--------------------------------------------------------------------------------

----------
Source:  FactSet Research.
(1)   Peer Group includes UNA, HDNG, DTII, BNS, GWO, NER, HURC and MZ.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   7

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Trading Volume--Latest Twelve Months

Most of the trading volume over the past year has occurred between $16.00 and $19.00 per share

December 7, 1998 to December 7, 1999
================================================================================

                                       Shares Traded                    Cumulative Shares Traded
                              --------------------------------        ---------------------------
Common Stock Price               Total              % of Total          Total          % of Total
-----------------------       -------------         ----------        ---------        ----------
Less or Equal to $16.00         106,800                1.5%             106,800            1.5%
         16.00 to 17.00       2,474,800               34.6            2,581,600           36.1
         17.00 to 18.00       1,947,900               27.2            4,529,500           63.3
         18.00 to 19.00       2,146,700               30.0            6,676,200           93.3
         19.00 to 20.00         433,800                6.1            7,110,000           99.4
    Greater than $20.00          43,200                0.6            7,153,200          100.0%
                              ---------              ------
                              7,153,200              100.0%
                              =========              ======

--------------------------------------------------------------------------------

================================================================================

   [The following table was represented as a bar chart in the prited material]

                     1.5%
$16.00-$17.00       34.6%
$17.00-$18.00       27.2%
$18.00-$19.00       30.0%
$19.00-$20.00        6.1%
> $20.00             0.6%

-----------------------------------------
52-Week High (4/19/99):            $20.81
52-Week Low (1/25/99):              15.88
Close (12/7/99):                   $18.06
-----------------------------------------

----------
Source:  FactSet Research.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   8

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Summary of Wall Street Commentary on Gladiator

Analysts currently are overly optimistic about Gladiator's prospects
================================================================================

                         Date of
    Company/Analyst      Report     Rating    EPS Estimates                        Analyst Comments
---------------------   ---------   ------    -------------      ------------------------------------------------------
ABN AMRO/               10/21/99     Hold     1999:  $1.62       Valued at slightly less than 9x our 2000 EPS estimate,
  William Cooke                               2000:   1.90       Gladiator is hardly an expensive stock; however, until
                                                                 more concrete evidence of improved demand for its
                                                                 machines in North America and Europe materializes, we
                                                                 are maintaining our HOLD rating on Gladiator.

McDonald Investments/   10/21/99     Hold     1999:  $1.63       NA
  Michael Linsky                              2000:   1.95

ING Barings/            10/21/99     Hold     1999:  $1.65       Overall demand levels remain lackluster and cost
  William Potter                              2000:   1.90       reduction activities have largely run their course,
                                                                 making it difficult to justify our prior expectations
                                                                 for 2000. Therefore, we are keeping our 1999E EPS at
                                                                 $1.65, but reducing our 2000E EPS to $1.90 from $2.00.

ValueLine/              11/5/99       -       1999:  $1.60       Gladiator's stock will likely remain within its recent
  John Beisler                                2000:   2.00       trading range over the coming months, and the company
                                                                 will likely need to post a few quarters of improved
                                                                 earnings before its price heads higher. Still, we
                                                                 believe that share-net can grow 10%-12% annually
                                                                 subsequent to 2000. For the pull to 2002-2004, this
                                                                 issue offers about average total-return potential.

----------------------------------------------------------
Analysts' Average                             1999:  $1.63
                                              2000:   1.94
Gladiator Management                          1999:  $1.53
Estimates(1)                                  2000:   1.70
----------------------------------------------------------

--------------------------------------------------------------------------------

----------
(1) Source: Management's latest forecast for 1999 and latest estimate for 2000. In addition, per discussions with management, $10 million in sales and $2 million in EBITDA was moved from 1999 to 2000 due to delays in shipment of new products.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                   9

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Ownership Profile(1)

Ownership Profile
================================================================================

     [The following was represented as a pie chart in the printed material]

Institutions                  64.1%
Public/Other                  20.7%
Management and Buyout Group   15.2%

--------------------------------------------------------------------------------

Institutional Holdings
================================================================================

                 Owner Name                 Shares Held    Percentage Held
          ----------------------------      -----------    ---------------
1         Artisan Ptnr                       1,026,100           10.7%
2         Dimensional Fund Advisors            772,600            8.1
3         Putnam Investment Management         508,256            5.3
4         Pimco Advr                           402,900            4.2
5         Sterling Capital Management          347,425            3.6
6         Benson Associates                    291,600            3.0
7         Westpeak Invt Advisors               230,700            2.4
8         LSV Asset Management                 217,230            2.3
9         Shufro, Rose & Co.                   215,900            2.3
10        Eqsf Advisers                        177,300            1.8
                                             ---------           ----
          Total Top 10 Institutions          4,190,011           43.7%

          Other Institutions (88)            1,952,392           20.4%
                                             ---------           ----
            Total Institutions               6,142,403           64.1%
--------------------------------------------------------------------------------

Management and Buyout Group Holdings(2)
================================================================================
                 Owner Name                 Shares Held    Percentage Held
          ----------------------------      -----------    ---------------
1         Gladiator Foundation               1,197,346           12.5%
2         Gladiator, James(3)                  201,388            1.9
3         Burns, David                          20,266            0.2
4         Kimmet, Gary                          15,446            0.2
5         Perrotti, John                        14,678            0.2
6         Pelta, Edward                          5,222            0.1
7         Pysnack, John                          4,637            0.0
                                             ---------           ----
          Total                              1,458,983           15.2%
--------------------------------------------------------------------------------

----------
(1) As of September 30, 1999. Source: CDA Spectrum, Gladiator Proxy Statement dated May 4, 1999.
(2)   Excludes options.
(3)   Includes shares held by Janis Gladiator and shares held in trusts.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  10

BEAR
STEARNS
                                                            ====================

Section 3

Gladiator Financial Review

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Historical Financial Results

Selected Financial Data                                          ($ in millions)
================================================================================

                                       Fiscal Year Ended December 31,
                               ----------------------------------------------------------   9 mo. Ended       LTM
                                1994         1995         1996        1997         1998       9/30/99       9/30/99    FY 1999E(1)
                               -------      -------      -------     -------      -------   -----------     --------   -----------
Net Sales                      $128.5       $197.0       $248.1      $338.7       $409.3      $246.6        $355.5       $349.8
          Growth                 23.5%        53.4%        25.9%       36.5%        20.9%      (17.9%)       (16.7%)      (14.5%)
          Growth Pro Forma(2)    27.9         28.7          9.5        (0.5)        (3.5%)     (17.9)        (16.7)       (14.5)

Gross Profit                    $33.5        $59.6        $80.1      $105.2       $129.2       $77.7        $113.7       $108.9
          Gross Margin           26.1%        30.2%        32.3%       31.1%        31.6%       31.5%         32.0%        31.1%

EBIT                             $4.3        $20.2        $30.3       $38.4        $45.9       $16.9         $30.7        $25.2
          EBIT Margin             3.3%        10.2%        12.2%       11.3%        11.2%        6.9%          8.6%         7.2%

Net Income(3)                    $3.2        $12.9        $19.7       $24.1        $27.4       $10.3         $18.7        $15.1
          % of Sales              2.5%         6.5%         7.9%        7.1%         6.7%        4.2%          5.2%         4.3%
Diluted EPS (3)                 $0.34        $1.22        $1.84       $2.32        $2.56       $1.03         $1.87        $1.53

Supplemental Information:
EBITDA                          $13.6        $30.2        $41.0       $52.6        $66.8       $34.1         $52.9        $47.9
          EBITDA Margin          10.5%        15.3%        16.5%       15.5%        16.3%       13.8%         14.9%        13.7%

Capital Expenditures             $3.5         $8.3        $10.3       $15.9        $25.8       $15.7         $23.6        $22.0
          % of Sales              2.7%         4.2%         4.1%        4.7%         6.3%        6.4%          6.6%         6.3%

Backlog                         $54.7       $124.6       $122.8      $177.7       $132.8      $155.6        $155.6       $140.7

--------------------------------------------------------------------------------

----------
(1) Management's latest forecast. Source: Third Quarter 1999 Financial Review. In addition, per discussions with management, $10 million in sales and $2 million in EBITDA was moved from 1999 to 2000 due to delays in shipment of new products.
(2) Growth rates are computed based on sales that are pro forma for Hurth and Pfauter acquisitions.
(3) Net Income excludes the following non-recurring items (after-tax): $3.0 million gain on disposal of discontinued operations in fiscal year 1994; $0.4 million gain on disposal of discontinued operations in fiscal year 1995; $1.2 million loss on settlement of pension plan in fiscal year 1998 and 9 months ended 9/30/98; $0.5 million gain on sale of certain assets, $1.2 million restructuring cost and $0.6 million charge associated with other cost reduction programs in 9 months ended 9/30/99. 1994 and 1995 Net Income is computed using normalized tax rate of 38%.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  11

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Historical Financial Results(1)

Net Sales                                                        ($ in millions)
================================================================================

  [The following table was represented as a bar chart in the printed material]

1994      $128.5
1995      $197.0
1996      $248.1
1997      $338.7
1998      $409.3
1999E     $349.8

[Growth Rate omitted]

--------------------------------------------------------------------------------

EBITDA                                                           ($ in millions)
================================================================================

  [The following table was represented as a bar chart in the printed material]

1994      $13.6
1995      $30.2
1996      $41.0
1997      $52.6
1998      $66.8
1999E     $47.9

[Growth Rate omitted]

--------------------------------------------------------------------------------

EBIT                                                             ($ in millions)
================================================================================

  [The following table was represented as a bar chart in the printed material]

1994      $ 4.3
1995      $20.2
1996      $30.3
1997      $38.4
1998      $45.9
1999E     $25.2

[Growth Rate omitted]

EPS
================================================================================

1994(2)   $0.34
1995(3)   $1.22
1996      $1.84
1997      $2.32
1998(4)   $2.56
1999E(5)  $1.53

[Growth Rate omitted]

--------------------------------------------------------------------------------

----------
(1)   Company public documents and press releases.
(2) Excludes $3.0 million (after-tax) gain on disposal of discontinued operations in fiscal year 1994. EPS is based on Net Income from continuing operations computed using normalized tax rate of 38%.
(3) Excludes $0.4 million (after-tax) gain on disposal of discontinued operations in fiscal year 1995. EPS is based on Net Income from continuing operations computed using normalized tax rate of 38%.
(4) Excludes $1.2 million (after-tax) loss on settlement of pension plan in fiscal year 1998.
(5) Excludes $0.5 million gain on sale of certain assets, $1.2 million restructuring cost and $0.6 million charge associated with other cost reduction programs in fiscal year 1999E.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  12

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Historical Financial Results--Recent Quarters(1)

Net Sales                                                        ($ in millions)
================================================================================

  [The following table was represented as a bar chart in the printed material]

     1997
--------------
 Q1       $ 60
 Q2       $ 62
 Q3       $ 90
 Q4       $126
     1998
--------------
 Q1       $ 95
 Q2       $108
 Q3       $ 97
 Q4       $109
     1999
--------------
 Q1       $ 86
 Q2       $ 81
 Q3       $ 80

[Growth Rate omitted]

--------------------------------------------------------------------------------

EBITDA                                                           ($ in millions)
================================================================================

  [The following table was represented as a bar chart in the printed material]

     1997
--------------
 Q1       $ 10
 Q2       $ 11
 Q3       $ 13
 Q4       $ 19
     1998
--------------
 Q1       $ 16
 Q2       $ 17
 Q3       $ 15
 Q4       $ 19
     1999
--------------
 Q1       $ 13
 Q2       $ 10
 Q3       $ 11

[Growth Rate omitted]

--------------------------------------------------------------------------------

EBIT                                                             ($ in millions)
================================================================================

     1997
--------------
 Q1       $  8
 Q2       $  8
 Q3       $  9
 Q4       $ 14
     1998
--------------
 Q1       $ 11
 Q2       $ 12
 Q3       $ 10
 Q4       $ 14
     1999
--------------
 Q1       $  7
 Q2       $  4
 Q3       $  5

[Growth Rate omitted]

EPS
================================================================================

      1997
---------------
 Q1       $0.50
 Q2       $0.54
 Q3       $0.48
 Q4       $0.79
      1998
---------------
 Q1       $0.57
 Q2(2)    $0.62
 Q3       $0.55
 Q4       $0.81
      1999
---------------
 Q1(3)    $0.41
 Q2(4)    $0.32
 Q3       $0.31

[Growth Rate omitted]

================================================================================

----------
(1)   Source: Company public documents and press releases.
(2) Excludes $1.2 million (after-tax) loss on settlement of pension plan in Q2 1998.
(3)   Excludes $0.5 million (after-tax) gain on sale of certain assets in Q1
      1999.
(4) Excludes $1.2 million (after-tax) restructuring cost and $0.6 million (after-tax) charge associated with other cost reduction programs in Q2 1999.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  13

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Financial Forecasts

o Forecasts were prepared by management for Vestar and its financing sources to evaluate the proposed Transaction. These include:

      o Management's latest estimate for 2000, which was prepared on November 10, 1999, reflects current backlog status and initial market/business feedback from the Company's operating business units

      o Conservative and Optimistic Cases, which were prepared on September 29, 1999 and August 27, 1999, respectively, forecast the Company's financial performance from 2000 through 2003

      o     Management has also prepared a Recession Case for 2000 only

o We understand that Gladiator typically prepares its projections in the fourth quarter of each year

      o Projections are for the next fiscal year only with no longer term plan prepared

      o     Prepared on a "top-down" and "bottoms-up" basis

      o Bear Stearns has been advised that Management's latest estimate for 2000 will closely approximate the budget included in the Annual Operating Plan presented to the Board in December

o Due to, among other factors, the cyclical nature of the Company's business and significant quarterly fluctuations in order/shipment patterns, there have been substantial variances in actual vs. budget in some prior years (see chart on following page)

o On December 3, 1999, Management informed Bear Stearns that Gladiator was likely to miss its latest budget estimate for 1999

      o Technical problems with certain new products are expected to result in delayed shipments of up to $10 million in sales with an associated $2 million in operating profit

      o Should be a timing issue only with recovery of the 1999 fourth quarter shortfall occurring in the first quarter of 2000

      o We have adjusted Management's 1999 latest forecast and 2000 latest estimate to reflect this information


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  14

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Review of Financial Performance Relative to Budget

================================================================================

    1996                  Actual                      Budget(1)
------------              ------                     ----------
Revenues                  $248.1                       $262.8
EBITDA                      41.0                         37.7
EBIT                        30.3                         26.2
EPS                        $1.84                        $1.63

--------------------------------------------------------------------------------

Difference
================================================================================

  [The following table was represented as a bar chart in the printed material]

Revenues       (5.6%)
EBITDA          8.8%
EBIT           15.6%
EPS            12.9%

--------------------------------------------------------------------------------

================================================================================

   1997                   Actual(2)                    Budget (1)
------------              ---------                    ----------
Revenues                   $263.0                        $264.7
EBITDA                       42.8                          46.5
EBIT                         32.3                          34.2
EPS                           NA                           $2.04

--------------------------------------------------------------------------------

Difference
================================================================================

  [The following table was represented as a bar chart in the printed material]

Revenues       (0.7%)
EBITDA         (8.0%)
EBIT           (5.6%)
EPS              NM

--------------------------------------------------------------------------------

================================================================================

   1998                   Actual(3)                    Budget (1)
------------              ---------                    ----------
Revenues                   $409.3                        $421.8
EBITDA                       66.8                          70.3
EBIT                         45.9                          48.8
EPS                         $2.56                         $2.56

--------------------------------------------------------------------------------

Difference
================================================================================

  [The following table was represented as a bar chart in the printed material]

Revenues       (3.0%)
EBITDA         (4.9%)
EBIT           (5.9%)
EPS             0.0%

--------------------------------------------------------------------------------

================================================================================

  1999                    Forecast (3)(4)             Budget (1)
------------              ---------------             ----------
Revenues                      $349.8                    $388.5
EBITDA                          47.9                      61.6
EBIT                            25.2                      38.4
EPS                            $1.53                     $2.30

--------------------------------------------------------------------------------

Difference
================================================================================

  [The following table was represented as a bar chart in the printed material]

Revenues       (10.0%)
EBITDA         (22.2%)
EBIT           (34.4%)
EPS            (33.5%)

--------------------------------------------------------------------------------

----------
(1) Source: Gladiator Actual vs. Plan Schedule for 1996 and Gladiator Annual Operating Plans for years 1997, 1998 and 1999.
(2) Actual excludes results of Pfauter acquisition in July 1997 since results of its operations had not been included in budget.
(3)   Excludes non-recurring items.
(4) Source: Management's latest forecast for 1999. In addition, per discussions with management, $10 million in sales and $2 million in EBITDA was moved from 1999 to 2000 due to delays in shipment of new products.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  15

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Projected Financial Results

The summary consolidated financial projections below were prepared by Gladiator's management

Conservative Case                                                ($ in millions)
================================================================================

                    1999LE       2000LE(1)      2000P         2001P        2002P        2003P
                    -------      ---------     --------      -------      -------      -------
Net Sales           $349.8        $374.1       $339.8        $353.4       $364.5       $380.2
  Growth             (14.5%)         6.9%        (2.9%)         4.0%         3.1%         4.3%

Gross Profit        $108.9        $112.8        $95.2        $103.8       $110.0       $118.9
  Gross Margin        31.1%         30.2%        28.0%         29.4%        30.2%        31.3%

EBITDA               $47.9         $52.1        $36.8         $46.2        $50.7        $58.2
  EBITDA Margin       13.7%         13.9%        10.8%         13.1%        13.9%        15.3%

EBIT                 $25.2         $27.9        $12.6         $23.0        $28.5        $37.0
  EBIT Margin          7.2%          7.5%         3.7%          6.5%         7.8%         9.7%

--------------------------------------------------------------------------------

Optimistic Case                                                  ($ in millions)
================================================================================

                    1999LE       2000LE(1)      2000P         2001P        2002P        2003P
                    -------      ---------     --------      -------      -------      -------
Net Sales           $349.8        $374.1       $376.6        $394.0       $405.6       $415.9
  Growth             (14.5%)         6.9%         7.7%          4.6%         2.9%         2.5%

Gross Profit        $108.9        $112.8       $114.9        $123.9       $130.6       $135.2
  Gross Margin        31.1%         30.2%        30.5%         31.4%        32.2%        32.5%

EBITDA               $47.9         $52.1        $54.9         $62.4        $67.4        $70.8
  EBITDA Margin       13.7%         13.9%        14.6%         15.8%        16.6%        17.0%

EBIT                 $25.2         $27.9        $30.7         $39.2        $45.1        $49.6
  EBIT Margin          7.2%          7.5%         8.2%         10.0%        11.1%        11.9%

--------------------------------------------------------------------------------

----------
(1) Management's latest estimate for 2000. In addition, per discussions with management, $10 million in sales and $2 million in EBITDA was moved from 1999 to 2000 based on delays in shipment of new products.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  16

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Projected Financial Results

Net Sales                                                        ($ in millions)
================================================================================

     [The following was represented as a bar chart in the printed material]

          Conservative Case   Optimistic Case
          -----------------   ---------------
2000P         $339.8              $376.6
2001P         $353.4              $394.0
2002P         $364.5              $405.6
2003P         $380.2              $415.9

--------------------------------------------------------------------------------

EBITDA                                                           ($ in millions)
================================================================================

     [The following was represented as a bar chart in the printed material]

          Conservative Case   Optimistic Case
          -----------------   ---------------
2000P          $36.8               $54.9
2001P          $46.2               $62.4
2002P          $50.7               $67.4
2003P          $58.2               $70.8

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  17

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Projected Financial Results--Recession Case

A recession case for 2000 was also prepared by Gladiator's management

o Contemplates an economic recession and assumes significant decline in both the machine and tooling businesses

o Incorporates certain workforce reductions, as well as cutback in capital expenditures

Selected Income Statement Data--2000P                            ($ in millions)
================================================================================

                                                               Management's
                                 Recession     Conservative       Latest         Optimistic
                                   Case            Case          Estimate           Case
                                 ---------     ------------    ------------      ----------
Net Sales                         $305.4          $339.8          $374.1          $376.6

Gross Profit                        83.7            95.2           112.8           114.9
   Gross Margin                     27.4%           28.0%           30.2%           30.5%

                                 ----------------------------------------------------------
EBITDA--Pre-Restructuring(1)        19.2            34.2            52.1            54.9
   EBITDA Margin                     6.3%           10.1%           13.9%           14.6%
                                 ----------------------------------------------------------

EBITDA--Post-Restructuring(1)       28.8            36.8            52.1            54.9
   EBITDA Margin                     9.4%           10.8%           13.9%           14.6%

EBIT                                 8.0            12.6            27.9            30.7
   EBIT Margin                       2.6%            3.7%            7.5%            8.2%

--------------------------------------------------------------------------------

o Gladiator's high fixed costs rapidly erode profitability in an economic downturn
      o A 19% decline in sales results in a 65% reduction in EBITDA (pre-restructuring)

----------
(1) Management projects restructuring activities in the event of a Recession Case or Conservative Case that would result in savings of $9.6 million and $2.6 million, respectively, during 2000.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  18

BEAR
STEARNS
                                                            ====================

Section 4

Financial Analyses

BEAR
STEARNS
                                                            ====================

Section 4-A

Summary Valuation Analysis

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Summary Valuation Methodology
--------------------------------------------------------------------------------

-------------------------------------
Historical Stock Price Analysis         o Analyzed premiums implied by the
                                          proposed Purchase Price relative to
                                          historical Gladiator stock prices
-------------------------------------

-------------------------------------
                                        o Review of public market valuation data
                                          for companies similar to Gladiator
Comparable Company Analysis
                                        o Implied Gladiator valuation ranges
                                          were derived based upon high and low
                                          EBITDA and P/E multiples
-------------------------------------

-------------------------------------
                                        o Recent M&A transactions in the
                                          manufacturing equipment industry for
Precedent M&A                             which information was publicly
Transactions Analysis                     available were analyzed

                                        o An implied Gladiator valuation range
                                          was derived based upon high and low
                                          EBITDA multiples
-------------------------------------

-------------------------------------
                                        o Gladiator future stock prices,
                                          together with a projected dividend
                                          stream, were discounted to arrive at a
                                          range of implied current prices per
                                          share using various assumed discount
                                          rates and terminal multiples
Present Value of Hypothetical Future
Stock Price Analysis                      o 8.0x to 11.0x terminal forward P/E
                                            multiples

                                          o 12.0% and 14.0% discount rates (cost
                                            of equity)

                                          o Conservative Case and Optimistic
                                            Case projections
-------------------------------------

-------------------------------------
                                        o DCF analysis was performed to arrive
                                          at a range of Gladiator's DCF equity
                                          values per share using various assumed
                                          discount rates and terminal multiples
Discounted Cash Flow Analysis
                                          o 10.0% to 11.0% discount rates
                                            (weighted average cost of capital)

                                          o 4.5x to 5.5x terminal EBITDA
                                            multiples

                                          o Conservative Case and Optimistic
                                            Case projections
-------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  19

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Treatment of Pension and Other Post-Retirement Benefit Liabilities

Gladiator has a large amount of unfunded pension and post-retirement benefit obligations that must be accounted for in valuing the Company

o Gladiator's unfunded pension and other post-retirement benefit liabilities represent a serviceable obligation that must be assumed by the acquiror. Therefore, we have treated these obligations similarly to debt.

o We also have assumed that these liabilities will constitute a part of the Company's capital structure going forward and as such, have included them in the computation of Gladiator's weighted average cost of capital.

o In order to adjust for the income statement impact of retirement benefit obligations, we have adjusted EBITDA to exclude the net cost associated with the unfunded portion of these obligations

o All analyses pertaining to public comparable companies, precedent M&A transactions and discounted cash flow valuation have been prepared on a consistent basis with respect to pensions and other post-retirement benefit obligations

o Please refer to Appendix A for a detailed discussion of treatment of pension and other post-retirement benefit liabilities


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  20

BEAR
STEARNS
                                                            ====================

Section 4-B

Transaction Premium Analysis

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Historical Gladiator Stock Price

Premium to Historical Gladiator Stock Trading Levels
================================================================================

                        Gladiator Stock Price(1)          Implied Premium(2)
                        ------------------------          ------------------
Current                         $18.06                            27.3%

30-day Average                   17.76                            29.5

6-month Average                  17.37                            32.4

12-month Average                 17.56                            31.0

52-Week Low                      15.88                            44.9

52-Week High                     20.81                            10.5
--------------------------------------------------------------------------------

----------
(1)   As of December 7, 1999.
(2)   Based on proposed transaction purchase price of $23.00 per share.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  21

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Gladiator Historical Stock Price--Latest Twelve Months

Daily: December 7, 1998 to December 7, 1999
================================================================================

                                [GRAPHIC OMITTED]

Transaction Purchase Price per Share = $23.00
52 week Low = $15.88
12-month Avg. = $17.56
52 week Hi = $20.81
Stock Price @ 12/7/99 = $18.06


----------
Source: FactSet Research.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  22

BEAR
STEARNS
                                                            ====================

Section 4-C

Comparable Company Analysis

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Comparable Company Analysis

o We developed a set of public companies comparable to Gladiator after reviewing the following factors, among others:

      o     Business comparability

      o     Relative size of market capitalization/liquidity

      o     Growth parameters

      o     Other relevant business and financial characteristics

o     The set of comparable companies includes:

               =======================================================
                  o     Browne & Sharpe            o     Hurco
                  o     DT Industries              o     Milacron
                  o     Genesis Worldwide          o     Newcor
                  o     Hardinge                   o     UNOVA
               -------------------------------------------------------

o We examined various valuation multiples, including: Enterprise Value/Revenues, Enterprise Value/EBITDA, Enterprise Value/EBIT and Equity Value/Net Income for the latest twelve months and the projected calendar years 1999 and 2000, where available

o In performing the comparable company analysis, we (i) gave effect to unfunded pension and post-retirement benefit obligations in calculating enterprise value and (ii) adjusted EBIT and EBITDA to exclude the net cost associated with unfunded retirement benefit obligations, calculated as the interest component of periodic benefit cost, net of expected return on plan assets


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  23

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Summary Analysis of Selected Comparable Companies(1)

Enterprise Value/2000P EBITDA
================================================================================

 [The following tables were represented as bar charts in the printed material.]

                                   Gladiator

                                                 At Market
                           ----------------------------------------------------
At Transaction(2)(3)       Management Estimates(3)         Street Estimates(4)
--------------------       -----------------------         -------------------
        5.7x                         4.8x                          4.5x

                              Comparable Companies

    HDNG    DTII    UNA    MZ    HMEAN(5)    BNS    NER    HURC    GWO
   ------  ------  -----  ----  ---------  ------  -----  ------  ------
    6.3x    5.5x    5.4x  5.2x    5.1x      3.8x    NA      NA      NA

--------------------
Harmonic Mean = 5.1x
--------------------

Price/2000P EPS
================================================================================

 [The following tables were represented as bar charts in the printed material.]

                                   Gladiator

                                                 At Market
                           ----------------------------------------------------
At Transaction(2)(3)       Management Estimates(3)         Street Estimates(6)
--------------------       -----------------------         -------------------
       13.5x                       10.6x                           9.3x


                              Comparable Companies

    HDNG    UNA     NER   HMEAN(5)  BNS     DTII    MZ     GWO     HURC
   ------  ------  -----  ----     ------  ------  -----  ------  ------
    15.3x  12.3x   10.0x  9.6x     9.0x     8.9x   6.5x    NA       NA

--------------------
Harmonic Mean = 9.6x
--------------------
--------------------------------------------------------------------------------

----------
(1)   Market prices as of December 7, 1999.
(2)   Based on proposed transaction purchase price of $23.00 per share.
(3)   Source: Management's latest estimate.
(4) Source: ING Barings Report 10/21/99; D&A estimated based on historical D&A as percent of revenues.
(5)   Harmonic mean; excludes Gladiator.
(6)   Source: average of research analysts' estimates.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  24

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Comparable Company Analysis

                                       ($ in millions, except per share amounts)
================================================================================

                                                                           Enterprise Value/                          Price/
                                                           ------------------------------------------------  -----------------------
                              Stock   Enterprise   Equity    LTM     LTM       LTM      1999E      2000P      LTM     1999E   2000P
           Company           Price(1)    Value     Value    Sales    EBIT     EBITDA   EBITDA(2)  EBITDA(2)   EPS     EPS(3)  EPS(3)
---------------------------  -------- ----------  -------  -------  ------   -------- ----------  ---------  ------  ------- -------
Brown & Sharpe                $2.25     $111.1     $30.3    0.34x     9.8x     4.9x      3.9x       3.8x      5.5x      NM      9.0x
DT Industries                  7.81      261.8      79.0    0.61     16.2      8.2       8.0        5.5      12.1       NM      8.9
Genesis Worldwide              4.19       90.7      17.9    0.52       NM       NM        NA         NA       6.4       NA       NA
Hardinge                      13.44      163.1     127.9    0.81     10.3      6.4       8.0        6.3      12.7     21.0     15.3
Hurco                          3.69       32.8      22.0    0.37      7.1      4.9        NA         NA      25.8       NA       NA
Milacron                      13.75    1,149.1     508.9    0.71      8.3      5.9       5.9        5.2       7.1      7.2      6.5
Newcor                         3.00      149.7      14.8    0.60     12.0      6.1        NA         NA        NM       NM     10.0
UNOVA                         13.25    1,255.5     732.6    0.61     14.4      8.3       6.6        5.4      19.9     24.5     12.3
------------------------------------------------------------------------------------------------------------------------------------
Harmonic Mean                                               0.53x    10.4x     6.1x      6.0x       5.1x      9.6x    13.2x     9.6x
------------------------------------------------------------------------------------------------------------------------------------
Gladiator
Wall Street Estimates        $18.06     $270.2    $178.0    0.76x     7.8x     4.8x      4.9x(4)    4.5x(4)   9.7x    11.1x     9.3x
Management Estimates(5)       18.06      270.2     178.0    0.76      7.8      4.8       5.2        4.8       9.7     11.8     10.6
------------------------------------------------------------------------------------------------------------------------------------
Transaction Multiples(5)(6)  $23.00      318.9     226.7    0.90x     9.2x     5.6x      6.2x       5.7x     12.4x    15.0x    13.5x
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------
(1)   As of December 7, 1999.
(2)   Source of projected information: selected Wall Street equity research.
(3)   Source: First Call estimates.
(4) ING Barings Report 10/21/99; D&A estimated based on historical D&A as percent of revenues.
(5)   Source of projected information: Management's latest estimate.
(6)   Based on proposed transaction purchase price of $23.00 per share.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  25

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Description of Comparable Public Companies

      Company                            Business Description
-----------------------  -------------------------------------------------------
Brown & Sharpe           Brown & Sharpe is a leading designer, manufacturer, and
Manufacturing Co.        marketer of metrology products worldwide. Product line
                         ranges from hand tools and instruments to customized
                         computer-controlled metrology systems which integrate
                         hardware and software and are augmented by service,
                         training, and aftermarket support.
--------------------------------------------------------------------------------
DT Industries Inc.       DT Industries is an engineering-driven designer,
                         manufacturer and integrator of automated production
                         equipment and systems used to manufacture, test or
                         package a variety of industrial and consumer products.
--------------------------------------------------------------------------------
Genesis Worldwide Inc.   Genesis Worldwide operates in three business segments
                         where it designs, manufactures and assembles metal coil
                         processing equipment, paper coating and laminating
                         equipment and machining centers.
--------------------------------------------------------------------------------
Hardinge Inc.            Hardinge is a manufacturer of industrial-use precision
                         turning machine tools.
--------------------------------------------------------------------------------
Hurco Companies Inc.     Hurco is an industrial automation company which designs
                         and produces interactive computer numerical control
                         (CNC) systems and software and computerized machine
                         systems for sale to the worldwide machine tool
                         consuming market.
--------------------------------------------------------------------------------
Milacron Inc.            Milacron is a leading global manufacturer of products
                         and provider of services and technology used to help
                         the world's leading manufacturing companies. The
                         company's plastics technologies business produces
                         machines and systems, mold bases, tooling, parts and
                         services for the three primary processing methods:
                         injection molding, blow molding and extrusion.
--------------------------------------------------------------------------------
Newcor Inc.              Newcor is organized into three operating segments. The
                         Precision Machined Products segment produces
                         transmission, powertrain and engine components and
                         assemblies primarily for the automotive, medium and
                         heavy duty truck, and agricultural vehicle industries.
                         The Rubber and Plastic segment produces cosmetic and
                         functional seals and boots and functional engine
                         compartment products primarily for the automotive
                         industry. The Special Machines segment designs and
                         manufacturers welding, assembly, forming, heat treating
                         and testing machinery and equipment for the automotive,
                         appliance and other industries.
--------------------------------------------------------------------------------
UNOVA Inc.               UNOVA is an industrial technologies company with
                         leadership positions in both the industrial
                         manufacturing and supply-chain information technology
                         markets. The company designs, integrates, and installs
                         major manufacturing systems, primarily for the
                         automotive and aerospace industries, and develops and
                         produces industrial, hand-held computer, wireless
                         network and RFID technology for mobile solutions within
                         enterprise information systems.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  26

BEAR
STEARNS
                                                            ====================

Section 4-D

Precedent M&A Transactions
Analysis

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Selected Precedent M&A Transactions Under $500 Million in Enterprise Value

                                                                 ($ in millions)
================================================================================

Effective                      Acquiror/
  Date                          Target                                              Target Business Description
---------      -------------------------------------------------------      ----------------------------------------------------
 8/19/99       Goldman Industrial/Bridgeport Machines(1)                    Manufactures metal cutting machine tools

 7/1/99        Genesis Worldwide/Herr-Voss Industries                       Produces metal coil cutting equipment

 10/2/98       UNOVA/Cincinnati Milacron's Machine Tool Business            Manufactures machine tools

 10/1/98       Cincinnati Milacron/Johnson Controls' Plastics Business      Manufactures plastics-making equipment

 6/30/98       UNOVA/R&B Machine Tool Company                               Specialty machinery and retooling equipment

 3/4/98        Newcor/Deco Group                                            Manufactures machined components

 10/8/97       UNOVA/Goldcrown Machinery                                    Manufactures precision grinding systems

 7/31/97       Gladiator/Hermann Pfauter(2)                                 Manufactures gear production equipment

 7/29/97       DT Industries/Lucas Assembly and Test Systems                Manufactures integrated assembly and testing systems

 6/27/97       Koch Industries /Glitsch International                       Manufactures chemical-handling equipment

 1/13/97       Newcor/Plastronics Plus                                      Custom plastic injection molding equipment

 5/31/96       Precision Castparts/Olofsson Corporation                     Manufactures turning and boring machines

 11/29/95      Hardinge/Kellenberger                                        Manufactures grinding machines

 7/1/95        Gladiator/Hurth                                              Manufactures gear production equipment

                                                  Enterprise Value/              Equity Value
                                           -----------------------------     -------------------
Effective     Enterprise     Equity         LTM         LTM         LTM         LTM        Book
  Date           Value        Value        Sales       EBITDA       EBIT     Net Income    Value
---------     ----------     ------        -----       ------      -----     ----------    -----
 8/19/99        $ 67.1       $ 55.7        0.37x        7.7x       12.6x         NM         0.8x

 7/1/99           81.2         59.6        1.00         6.4         7.5        12.9          NM

 10/2/98         178.0        178.0        0.35         6.4         8.5        16.1         1.0

 10/1/98         190.0           NA        1.00          NA        10.0          NA          NA

 6/30/98            NA           NA          NA          NA          NA          NA          NA

 3/4/98           55.1         54.9        0.74         5.0         6.6         9.9         2.2

 10/8/97            NA           NA          NA          NA          NA          NA          NA

 7/31/97         111.6         34.8        0.63         6.2        12.0         9.6          NM

 7/29/97          46.7           NA        0.42         5.5        10.6          NA          NA

 6/27/97         250.0           NA        0.83          NA          NA          NA          NA

 1/13/97           8.0           NA        0.50          NA          NA          NA          NA

 5/31/96          78.2         52.0        1.15         7.6         8.9        14.0         1.1

 11/29/95         25.5         18.0        1.03          NM          NM          NM          NM

 7/1/95           19.5         10.5        0.51          NM          NM          NM          NM

------------------------------------------------------------------------------------------------
Harmonic Mean                              0.60x        6.3x        9.2x       12.0x        1.1x
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Gladiator--At Transaction (1999E)          0.91x        6.2x       11.0x       15.0x        1.8x

Gladiator--At Transaction (LTM)            0.90         5.6         9.2        12.2         1.8
------------------------------------------------------------------------------------------------

================================================================================

----------
Note: In addition to the transactions shown above, in October 1997, Thyssen AG acquired Giddings & Lewis following a hostile offer for Giddings & Lewis by Harnischfeger Industries. The enterprise value of the transaction was $708.2 million ($657.5 million equity value), which would imply LTM Revenue, LTM EBITDA, LTM EBIT, LTM Net Income and Book Value multiples of 0.99x, 10.0x, 14.1x, 19.5x and 1.5x, respectively.

(1) Multiples based on Bridgeport Machines Proxy Statement dated June 9, 1999 and adjusted to reflect treatment of pensions and post-retirement benefit obligations.

(2) Does not give effect to expected pro forma operating synergies of approximately $9 million, which would result in an LTM EBITDA multiple of 4.4x, an LTM EBIT multiple of 6.6x and an LTM Net Income multiple of 3.8x.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  27

BEAR
STEARNS
                                                            ====================

Section 4-E

Present Value of Hypothetical
Future Stock Price Analysis

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Present Value of Hypothetical Future Stock Price Analysis--Conservative
Case

Assumptions
=====================================    ===========================================================================================
                                                                                     Projected Years Ending December 31,
                                                                          ---------------------------------------------------------
Stock Price (12/7/99)        $18.06                                       2000               2001           2002             2003
EPS (Projected 2000)(1)       $1.94                                     ----------        -----------    ----------       ----------
Current Forward P/E Ratio       9.3x                    Diluted EPS(2)    $0.76              $1.45          $1.84            $2.42
Indicated Annual Dividend     $0.25                     Dividends         $0.25              $0.25          $0.25
Indicated Payout Ratio         12.9%     Implied Price per Share at P/E Multiple of:(3)
Indicated Dividend Rate         1.4%     -----------------------------------------------
                                                          8.0x                              $11.59         $14.73           $19.39
                                                          9.0                                13.04          16.57            21.81
                                                         10.0                                14.49          18.41            24.24
                                                         11.0                                15.94          20.25            26.66

Present Value Per Share
================================================================================

  Future                          Discounted Terminal Value Per Share @ 12.0%
  Forward                         -------------------------------------------
  Multiple                             2001           2002          2003
--------------                    --------------  ------------  -------------
    8.0x                              $10.35        $11.74         $13.80
    9.0                                11.64         13.21          15.53
   10.0                                12.94         14.68          17.25
   11.0                                14.23         16.14          18.98

Present Value of Dividends:            $0.22         $0.42          $0.60
--------------------------------------------------------------------------------
                                     Total Present Value Per Share @ 12.0%
                                     -------------------------------------
    8.0x                              $10.57        $12.16         $14.40
    9.0                                11.87         13.63          16.13
   10.0                                13.16         15.10          17.85
   11.0                                14.45         16.57          19.58
  Future                          Discounted Terminal Value Per Share @ 14.0%
  Forward                         -------------------------------------------
  Multiple                             2001           2002          2003
--------------                    --------------  ------------  -------------
    8.0x                              $10.17        $11.33         $13.09
    9.0                                11.44         12.75          14.72
   10.0                                12.71         14.17          16.36
   11.0                                13.98         15.58          17.99

Present Value of Dividends:            $0.22         $0.41          $0.58
--------------------------------------------------------------------------------
                                     Total Present Value Per Share @ 14.0%
                                     -------------------------------------
    8.0x                              $10.39        $11.74         $13.67
    9.0                                11.66         13.16          15.30
   10.0                                12.93         14.58          16.94
   11.0                                14.20         15.99          18.57

----------
(1)   Average of research analysts' estimates.
(2)   Diluted EPS based on Management's projections.
(3)   Beginning of year price per share.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  28

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Present Value of Hypothetical Future Stock Price Analysis--Optimistic

Assumptions
=====================================    ===========================================================================================
                                                                                     Projected Years Ending December 31,
                                                                          ---------------------------------------------------------
Stock Price (12/7/99)        $18.06                                       2000               2001           2002             2003
EPS (Projected 2000)(1)       $1.94                                     ----------        -----------    ----------       ----------
Current Forward P/E Ratio       9.3x                    Diluted EPS(2)    $1.87              $2.45          $2.86            $3.20
Indicated Annual Dividend     $0.25                     Dividends         $0.25              $0.25          $0.25
Indicated Payout Ratio         12.9%     Implied Price per Share at P/E Multiple of:(3)
Indicated Dividend Rate         1.4%     ----------------------------------------------
                                                          8.0x                              $19.62         $22.84           $25.60
                                                          9.0                                22.08          25.70            28.80
                                                         10.0                                24.53          28.56            32.00
                                                         11.0                                26.98          31.41            35.21

Present Value Per Share
================================================================================

  Future                          Discounted Terminal Value Per Share @ 12.0%
  Forward                         -------------------------------------------
  Multiple                             2001           2002          2003
--------------                    --------------  ------------  -------------
    8.0x                              $17.52         $18.21        $18.22
    9.0                                19.71          20.49         20.50
   10.0                                21.90          22.76         22.78
   11.0                                24.09          25.04         25.06

Present Value of Dividends:            $0.22          $0.42         $0.60
--------------------------------------------------------------------------------
                                     Total Present Value Per Share @ 12.0%
                                     -------------------------------------
    8.0x                              $17.75         $18.63        $18.82
    9.0                                19.94          20.91         21.10
   10.0                                22.13          23.19         23.38
   11.0                                24.32          25.46         25.66
  Future                          Discounted Terminal Value Per Share @ 14.0%
  Forward                         -------------------------------------------
  Multiple                             2001           2002          2003
--------------                    --------------  ------------  -------------
    8.0x                              $17.21         $17.58        $17.28
    9.0                                19.37          19.78         19.44
   10.0                                21.52          21.97         21.60
   11.0                                23.67          24.17         23.76

Present Value of Dividends:            $0.22          $0.41         $0.58
--------------------------------------------------------------------------------
                                     Total Present Value Per Share @ 14.0%
                                     -------------------------------------
    8.0x                              $17.43         $17.99        $17.86
    9.0                                19.59          20.19         20.02
   10.0                                21.74          22.38         22.18
   11.0                                23.89          24.58         24.34

----------
(1)   Average of research analysts' estimates.
(2)   Diluted EPS based on Management's projections.
(3)   Beginning of year price per share.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  29

BEAR
STEARNS
                                                            ====================

Section 4-F

Discounted Cash Flow Analysis

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis

A range of discount rates for Gladiator was calculated using the Capital Asset Pricing Model framework

o     Gladiator's observed unlevered Beta is 0.58

o Based on Betas for similar companies, Gladiator's unlevered Beta is estimated to be 0.40(1)

o Cost of equity was calculated based on a range of target capital structures

o Using 0.40 as Gladiator's unlevered Beta, assuming a cost of debt ranging from 8.0% to 10.0% and using the Company's current capital structure, the implied weighted average cost of capital was calculated to be 9.8%-9.9%

o Using the same assumptions, but using Gladiator's observed unlevered Beta of 0.58, the implied weighted average cost of capital is 10.9%-11.0%

o     For our analysis we have used a discount rate range of 10.0%-11.0%

----------
(1)   Calculated as market capitalization weighted average.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  30

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis--Conservative Case

Gladiator DCF                                                    ($ in millions)
================================================================================

                                                             2000        2001        2002        2003
                                                          ----------  ----------  ----------  ---------
EBITDA                                                      $36.8       $46.2       $50.7       $58.2
 Plus: Pension/PRB Adjustment                                 3.8         3.8         3.8         3.8
                                                            -----       -----       -----       -----
Adjusted EBITDA                                              40.6        50.0        54.5        62.0
 Less: Depreciation and Amortization                        (24.2)      (23.2)      (22.3)      (21.2)
                                                            -----       -----       -----       -----
EBIT                                        -----            16.4        26.9        32.3        40.9
 Less: Taxes                                39.5%            (6.5)      (10.6)      (12.8)      (16.1)
                                            -----           -----       -----       -----       -----
Unlevered Net Income                                          9.9        16.3        19.5        24.7
 Add: Depreciation and Amortization                          24.2        23.2        22.3        21.2
 Less: CapEx                                                (17.5)      (17.5)      (17.5)      (17.5)
 Less: Changes in Working Capital                             2.2        (3.8)       (2.9)       (4.0)
                                                            -----       -----       -----       -----
Free Cash Flows                                             $18.8       $18.1       $21.4       $24.3
                                                            =====       =====       =====       =====
                                                                                                -----
Exit EBITDA for Purposes of Terminal Value Calculation                                          $62.0
                                                                                                -----

Gladiator DCF Equity Value per Share
================================================================================
                                                  Terminal Multiple
   Discount                               -------------------------------
    Rate                                     4.5x       5.0x       5.5x
-------------                             ----------  ---------  --------
    10.0%                                   $16.77     $18.84     $20.92

    10.5                                     16.36      18.40      20.44

    11.0                                     15.96      17.96      19.97
--------------------------------------------------------------------------------

Implied Perpetual Growth Rate
================================================================================
                                                  Terminal Multiple
   Discount                               -------------------------------
    Rate                                     4.5x       5.0x       5.5x
-------------                             ----------  ---------  --------
    10.0%                                    1.2%       2.0%       2.7%

    10.5                                     1.6        2.5        3.1

    11.0                                     2.1        2.9        3.6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  31

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Discounted Cash Flow Analysis--Optimistic Case

Gladiator DCF                                                    ($ in millions)
================================================================================

                                                            2000        2001        2002        2003
                                                         ----------   --------  -----------   ----------
EBITDA                                                     $54.9       $62.4       $67.4       $70.8
 Plus: Pension/PRB Adjustment                                3.8         3.8         3.8         3.8
                                                           -----       -----       -----       -----
Adjusted EBITDA                                             58.7        66.2        71.2        74.6
 Less: Depreciation and Amortization                       (24.2)      (23.2)      (22.3)      (21.2)
                                                           -----       -----       -----       -----
EBIT                                           -----        34.6        43.1        49.0        53.4
 Less: Taxes                                   39.5%       (13.7)      (17.0)      (19.3)      (21.1)
                                               -----       -----       -----       -----       -----
Unlevered Net Income                                        20.9        26.1        29.6        32.3
 Add: Depreciation and Amortization                         24.2        23.2        22.3        21.2
 Less: CapEx                                               (20.0)      (20.0)      (20.0)      (20.0)
 Less: Changes in Working Capital                           (9.1)        0.0         1.4         1.7
                                                           -----       -----       -----       -----
Free Cash Flows                                            $15.9       $29.2       $33.3       $35.2
                                                           =====       =====       =====       =====
                                                                                               -----
Exit EBITDA for Purposes of Terminal Value Calculation                                         $74.6
                                                                                               -----

Gladiator DCF Equity Value per Share
================================================================================
                                                  Terminal Multiple
   Discount                               -------------------------------
    Rate                                     4.5x       5.0x       5.5x
-------------                             ----------  ---------  --------
    10.0%                                   $22.80     $25.30     $27.80

    10.5                                     22.30      24.75      27.20

    11.0                                     21.80      24.21      26.62

Implied Perpetual Growth Rate
================================================================================
                                                  Terminal Multiple
   Discount                               -------------------------------
    Rate                                     4.5x       5.0x       5.5x
-------------                             ----------  ---------  --------
    10.0%                                     NM         0.5%       1.3%

    10.5                                     0.0%        1.0        1.8

    11.0                                     0.5         1.4        2.2


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  32

BEAR
STEARNS
                                                            ====================

Appendices

BEAR
STEARNS
                                                            ====================

Appendix A

Treatment of Pension and Other
Post-Retirement Benefit
Liabilities

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Discussion of Adjustments for Pensions and Post-Retirement Benefit Liabilities

Income statement and balance sheet adjustments were based on the assumed treatment of retirement benefit obligations as debt-like obligations. Consistent treatment has been given to all comparable public companies and comparable M&A transactions.

o     Balance Sheet Adjustment

      o Defined as the difference between the projected benefit obligation and fair value of plan assets, i.e. the "funded status" of the obligation

      o     Included in calculation of the enterprise value

      o     Gladiator's balance sheet adjustment is $67.6 million(1)

            Gladiator Balance Sheet Adjustment                  ($ in millions)
            ====================================================================
                                              Pension      Other        Total
                                              Benefits    Benefits   Obligations
                                              --------    --------   -----------
            Projected Benefit Obligation       $53.3       $28.8        $82.2
            Less: Fair Value of Plan Assets    (14.6)         --        (14.6)
                                               -----       -----        -----
                                                                     -----------
              Total Adjustment                 $38.8       $28.8        $67.6
                                                                     -----------
            --------------------------------------------------------------------

----------
(1)   As of December 31, 1998. Source: Gladiator 1998 10-K (footnote 7).


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  33

BEAR
STEARNS                                                        Project Gladiator
--------------------------------------------------------------------------------

Discussion of Adjustments for Pensions and Post-Retirement Benefit Liabilities (cont.)

o     Income Statement Adjustment

      o Defined as interest component of the periodic benefit cost, net of expected return on plan assets

      o     Increases EBIT and EBITDA

      o     Gladiator's income statement adjustment is $3.8 million(1)

            Gladiator Income Statement Adjustment                ($ in millions)
            ====================================================================
                                                   Pension      Other     Total
                                                  Benefits(2)  Benefits  Expense
                                                  -----------  --------  -------
            Interest Cost of Benefit Obligation     $2.9        $2.1       $4.9
            Less: Expected Return on Plan Assets    (1.1)         --       (1.1)
                                                    ----        ----       ----
                                                                         -------
              Total Adjustment                      $1.8        $2.1       $3.8
                                                                         -------

o The income statement adjustment for 1998 of approximately $3.8 million is used as an adjustment to projected EBITDA for the years 2000 through 2003 in all discounted cash flow analyses

----------
(1) For the year ended December 31, 1998. Source: Gladiator 1998 10-K (footnote 7) and detailed schedules provided by Gladiator management.
(2)   Excludes pension benefits related to discontinued plans.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  34